ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED
DOLLAR AMOUNT.
1. PRODUCT/CONTRACT INFORMATION
By purchasing an ING Select Opportunities contract, you are automatically provided the Standard Death Benefit and the
Minimum Guaranteed Withdrawal Benefit.
If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit. ____________________________________________________________

Client Account Number (Broker-dealer use only.) _____________________________________________________

2. OWNER (If a trust is designated as the owner, complete the Certificate of Trust form and submit it with this application.)

Name _______________________________________________________________________________________
SSN/TIN __________________________	Birth Date/Trust Date __________________________	☐ Male ☐ Female
Street Address (PO boxes are not permitted.) __________________________________________________________________
City _____________________________	State __________________________________	ZIP __________
Mailing Address (If different than above.) ______________________________________________________________________
City _____________________________	State __________________________________	ZIP __________
Country of Citizenship ________________	Country of Incorporation _____________________
Phone ___________________________	E-mail Address ___________________________

JOINT OWNER (Not available with qualified plans. Joint ownership is not recommended for non-spousal relationships.)
Name ___________________________________________________________________________________________________
SSN ________________________________	Birth Date _____________________________	☐ Male ☐ Female
Street Address (PO boxes are not permitted.) __________________________________________________________________
City ________________________________	State _____________________________	ZIP ______________
Mailing Address (If different than above.) _____________________________________________________________________
City _________________________________	State _____________________________	ZIP ______________
Country of Citizenship ____________________	Phone ____________________________
Relationship to Owner ____________________	E-mail Address _______________________________________________

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3. ANNUITANT(S) (Designate an annuitant below in the event that: 1) the individual owner is not the annuitant; 2) there is joint ownership; or 3) the owner is not a natural person. If an individual owner is named and an annuitant is not named below, the individual owner will be named as the annuitant. The owner is required to have an insurable interest in the life of the annuitant. As defined in more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.)

Name _________________________________________________	Phone _____________________________________________
SSN __________________________________	Birth Date ______________________________	☐ Male	☐ Female
Street Address (PO boxes are not permitted.) ________________________________________________________________________
City ______________________________________________________	State ____________________	ZIP ___________________
Country of Citizenship _______________________________________	Relationship to Owner _________________________________

☐ Contingent annuitant (Provide the contingent annuitant’s name, SSN, birth date, gender, and street address in the
Special
Remarks area of Section 8.)

4. BENEFICIARY INFORMATION
If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application.
Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal
100%. If no percentages are listed, beneficiaries' shares will be distributed equally. Additional beneficiaries should be listed on
a separate piece of paper that includes the owner’s signature and the date.

Name	Gender	Birth Date/Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
Primary
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent

5. PREMIUM AND PLAN TYPE

Make all checks payable to ING Life Insurance and Annuity Company. Complete either the nonqualified or the qualified section, not both.

Premium: $________________________________	and/or Estimated Amount of Transfer(s)/1035 Exchange(s): $ __________________________

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase (money with application)
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund

QUALIFIED - SOURCE OF FUNDS: ☐ New Purchase (money with application) ☐ Contribution for tax year _______________________
	☐ Rollover	☐ Transfer

Type of IRA Applied For:	☐ Traditional IRA ☐ Roth IRA ☐ SEP-IRA

6. OPTIONAL PROGRAMS

Please see Section 10 for Allocation Selection.

AUTOMATIC REBALANCING (To enroll in this program, select the box below with the appropriate frequency.)

I authorize automatic rebalancing of my portfolio:  ☐ Quarterly    ☐ Semi-Annually       ☐ Annually

Automatic rebalancing cannot be elected if you participate in dollar cost averaging. Any subsequent transfer, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

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6. OPTIONAL PROGRAMS (CONTINUED)

TRANSFER AUTHORIZATION
By checking the box below and signing this form, you authorize the Company to act upon transfer instructions, given by electronic means, voice command, or otherwise from the producer(s) named in Section 9 or the individual named below not registered with the Financial Industry Regulatory Authority (FINRA), upon furnishing their Social Security number or alternative identification number.
Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means, voice command, or otherwise from such person if the Company acts in good faith in reliance upon this authorization in connection with instructions received. The Company will continue to act upon this authorization until 1) the producer(s) named in Section 9 are no longer affiliated with the broker-dealer under which your contract was purchased;
or 2) you notify the Company by phone or in writing. The Company may discontinue or limit this privilege at any time.
☐ I authorize the Company to act upon transfer instructions given by my producer(s) or a nonregistered individual named below.
To provide a nonregistered individual with transfer authorization, please complete the following. If the individual’s Social
Security number is not provided, the individual will not be authorized.

Name _____________________________________	SSN/TIN _______________________________________
Name _____________________________________	SSN/TIN _______________________________________

7. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES
To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you.
We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our
information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-
2899.
Pursuant to federal law (the Defense of Marriage Act of 1996), certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses. For instance, federal tax law allows a surviving spouse who is designated the beneficiary under an annuity to continue the annuity when the owner dies. This alternative death benefit option is not available to a same-sex spouse beneficiary. If you are a same-sex spouse, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state. Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, Washington, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.
Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 10 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding
the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if
false information materially related to a claim was provided by the applicant.
Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A
STATEMENT
OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY
OF A FELONY
OF THE THIRD DEGREE.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact
material thereto commits a fraudulent insurance act, which is a crime.
Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading,
information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to

criminal and civil penalties.
Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

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8. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD
ORDER.”

REPLACEMENT (If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.)

1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.)		☐ Yes	☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete
the state-required replacement form(s) and provide details below.)		☐ Yes	☐ No

Company ___________________________	Policy/Contract # ____________________________________

Company _______________________________	Policy/Contract # ____________________________________

SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) all statements
and answers in this form, which include my allocation instructions indicated in Section 10, are complete and true to the best of
my knowledge and belief and may be relied upon in determining whether to issue the applied for annuity; and (b) the owner has an insurable interest, as defined above and in more detail in the prospectus, in the life of the annuitant. Only the owner and the
Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives. I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable sub-accounts, and that no minimum contract value or variable annuity payment
is guaranteed. I understand that when based on the investment experience of the variable separate account, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that Individual Retirement Accounts (IRAs) already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that
I should purchase an annuity contract only if I have taken into account the cost of these features and benefits. The death benefit
is the greater of the accumulation value or premium(s) paid adjusted pro rata for withdrawals. The death benefit allocated to the variable sub-accounts will be automatically reallocated to ING Money Market upon the date we receive proof of death. I understand that any withdrawals taken prior to age 65 or in excess of the then current maximum annual withdrawal (MAW) will result in a pro rata reduction to the benefit base and the future MAW. I also understand that the MAW schedule will be determined upon the first withdrawal (including any withdrawal to satisfy RMD requirements), which may prevent the participation in a higher MAW schedule. Additional information about the contract can be found in the prospectus.
TAXPAYER CERTIFICATION
Under penalties of perjury, my/our signature(s) certifies/certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am
no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

¬Owner Signature _________________________________________________________________________________
Signed at (city, state) ________________________________________________		Date _____________________

¬Joint Owner Signature (if applicable) __________________________________________________________________
Signed at (city, state) ________________________________________________		Date ______________________
By signing below, I consent to being the individual annuitant.
Annuitant Signature (if other than named owner(s)) _____________________		Date ______________________

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9. PRODUCER INFORMATION
CHECK THE BOXES BELOW ONLY IF THEY APPLY:
☐ Check here to confirm that the owner(s) has an insurable interest in the life of the annuitant. As defined in more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.
☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services
Disclosure Regarding Insurance Products and return it with this application.

If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts?	☐ Yes	☐ No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?	☐ Yes	☐ No

If your state has adopted replacement regulations, did you remember to do the following?
Q Provide required replacement notice to the applicant and offer to read it aloud.
Q Complete required, state-specific paperwork.

Compensation Alternative (Select one. Please verify with your broker-dealer that the option you select is available.)
☐ A ☐ B ☐ C ☐ D

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; and 5) no promises were made about the future value of any contract elements that are not guaranteed.
(This includes any expected future index gains that may apply to this contract.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD
ORDER.”

Primary Producer: Split _____________%
Print Name ________________________________________________	¬Signature _____________________________
NPN _____________________________________________________	Florida License # (if applicable) ______________
Producer Phone ___________________________________________	Broker Code _____________________________
Broker-Dealer Branch ____________________________________________________________________________________

Producer #2: Split __________%
Print Name ___________________________________________________	¬Signature ______________________________
NPN ________________________________________________________	Florida License # (if applicable) _______________
Producer Phone _______________________________________________	Broker Code ______________________________
Broker-Dealer Branch

Producer #3: Split __________%
Print Name ____________________________________________________	¬Signature _______________________________
NPN __________________________________________________________	Florida License # (if applicable) ________________
Producer Phone ________________________________________________	Broker Code _______________________________
Broker-Dealer Branch ________________________________________________________________________________________

Broker-Dealer Use Only: Team Name _______________________________	Team ID ______________________________

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10. ALLOCATION SELECTION

INITIAL PREMIUM ALLOCATION AND DOLLAR COST AVERAGING
Enter allocations in whole percentages. Allocations must total 100%.

The available share class is subject to distribution and service (12b-1) fees.
In certain circumstances, Automatic Rebalancing may result in a transfer into Group A, even if you have not previously been invested in that. You are providing us with direction and authorization to process these transactions, including transfers into Group A.
To elect an optional dollar cost averaging (DCA) transfer program using the ING Money Market portfolio, indicate the sub-
accounts to which the DCA will go to by writing percentages in the column below. The minimum monthly DCA transfer is $100. DCA does not ensure a pro t or guarantee against loss in a declining market.

Dollar Cost Averaging Transfer Program
$____ OR ____% per mo. until the account is depleted or a period of ☐ 3 mo. ☐ 6 mo. ☐ 9 mo. ☐ 12 mo. ☐ Other ___ mo.

Please indicate initial allocation below.
You may allocate among a combination of Group A, Group B, or Group C, as long as the following allocation requirements for each group are met.
Q Group A: Must equal at least 30% and can equal up to 100% of the allocation
Q Group B: Cannot equal more than 70% of the allocation
Q Group C: Cannot equal more than 10% of the allocation

ENTER ALLOCATIONS IN WHOLE PERCENTAGES. ALLOCATIONS MUST TOTAL 100%. IF DCA IS SELECTED, BOTH

COLUMNS MUST EACH TOTAL 100%.

	Initial Premium	Target DCA
	Allocation	Instructions
GROUP A
ING BlackRock In ation Protected Bond
ING Money Market
ING U.S. Bond Index
SUBTOTAL (Must equal between 30% and 100% of the allocation.)

GROUP B
ING Russell Large Cap Growth Index
ING Russell Large Cap Value Index
ING Russell Mid Cap Index
ING Russell Small Cap Index
ING Stock Index
SUBTOTAL (Cannot equal more than 70% of the allocation.)			+
GROUP C
ING Dow Jones Euro STOXX 50® Index
ING International Index
SUBTOTAL (Cannot equal more than 10% of the allocation.)			+

GRAND TOTAL	100%	100%	=

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